ODAVA, INC.

CONDENSED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(unaudited)

INDEX TO CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheets as of March 31, 2017 (unaudited) and December 31, 2016	2

Condensed Statements of Operations for the three months ended March 31, 2017 and 2016 (unaudited)	3

Condensed Statements of Cash Flows for the three months ended March 31, 2017 and 2016 (unaudited)	4

Notes to Financial Statements	5

ODAVA, INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash	$1,212	$18,223
Total current assets	1,212	18,223

Property and equipment, net	1,187	1,259

Other assets:
Domain name	3,195	3,195

Total assets	$5,594	$22,677

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$—	$1,490
Accrued interest payable	12,913	8,812
Related party advances	21,794	25,796
Total current liabilities	34,707	36,098

Long term debt:
Convertible notes payable	207,894	207,894

Total liabilities	242,601	243,992

Commitments and contingencies	—	—

Stockholders' deficit:
Common stock, $0.0001 par value; 15,000,000 shares authorized, 10,000,000 shares issued and outstanding as of March 31, 2017 and December 31, 2016	1,000	1,000
Additional paid in capital	1,084	1,070
Accumulated deficit	(239,091)	(223,385)
Total stockholders' deficit	(237,007)	(221,315)

Total liabilities and stockholders' deficit	$5,594	$22,677

See the accompanying notes to the unaudited condensed financial statements

2

ODAVA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2017	2016
Operating expenses:
Payroll and related expenses	$130	$—
Research and development	497	—
Other general and administrative	10,978	554
Total operating expenses	11,605	554

Loss from operations	(11,605)	(554)

Other income (expense):
Interest, net	(4,101)	—

Net loss before income taxes	(15,706)	(554)

Provision for income taxes (benefit)	—	—

NET LOSS	$(15,706)	$(554)

See the accompanying notes to the unaudited condensed financial statements

3

ODAVA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,706)	$(554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	72
Stock based compensation	14	—
Changes in operating assets and liabilities:
Accounts payable	(1,490)	539
Accrued interest	4,101	—
Net cash used in operating activities	(13,009)	(15)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments for related party advances	(4,002)	—
Net cash used in financing activities	(4,002)	—

Net decrease in cash	(17,011)	(15)

Cash, beginning of period	18,223	432
Cash, end of period	$1,212	$417

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$—	$—
Cash paid during period for taxes	$—	$—

See the accompanying notes to the unaudited condensed financial statements

4

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Odava, Inc. (“Odava” or the “Company”) has created a point-of-service solution of the retail cannabis dispensary providing inventory and banking controls and ensures compliant with state’s recreational and medical marijuana laws. The Company was incorporated in the State of Delaware on October 16, 2015. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2016 has been derived from audited financial statements.

Operating results for the three months ended March 31, 2017 are not necessarily indicative of results that may be expected for the year ending December 31, 2017. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2016 filed within with Form 8-K with the Securities and Exchange Commission..

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of March 31, 2017, the Company had cash of $1,212. During the three months ended March 31, 2017, the Company used net cash in operating activities of $13,009.  The Company has not generated any revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In 2016, the Company issued an aggregate of $207,894 in convertible promissory notes. It is anticipated that the proceeds from the issuance of these notes will not provide the Company with cash sufficient to fund operations in 2017.

The Company intends to raise additional capital through private placements of equity or debt securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

5

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to long term liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $497 and $-0- for the three months ended March 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful life of 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Long-Lived Assets

Property, equipment and definite lived intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

The Company accounts for and reports intangible assets without a definite live (domain name) under Accounting Standards Codification subtopic 350-10, Intangibles, Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired. Any write-downs will be included in results from operations.

6

At December 31, 2016, the Company management performed an evaluation of its intangible assets for purposes of determining the implied fair value of the assets at each respective dates. The tests indicated that the recorded book value of its domain name did not exceed its fair value for the year ended December 31, 2016 and 2015.  Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed financial statements, except as disclosed.

7

NOTE 4 – PROPERTY AND EQUIPMENT, NET

At March 31, 2017 and 2016, respectively, property and equipment consisted of the following:

	March 31, 2017	December 31, 2016
Computers and equipment	$1,415	$1,415
Less accumulated depreciation	(228)	(156)
Total	$1,187	$1,259

Depreciation expense for the three months ended March 31, 2017 and 2016 amounted to $72 and $-0-, respectively.

NOTE 5 – CONVERTIBLE PROMISSORY NOTES PAYABLE

In 2016, the Company issued an aggregate of $207,894 convertible promissory notes bearing interest at 8% per annum. The notes are due the earlier of (i) December 31, 2018 or (ii) when declared due and payable by the holder upon the occurrence of an event of default (as defined). Unpaid interest on the notes shall be (i) payable in full if the due date was triggered by the occurrence of an event of default or (ii) otherwise, through four (4) quarterly payments with interest continuing to accrue on the unpaid balance (and accrued, but unpaid interest).

The total indebtedness will automatically convert into the Company equity upon a qualified equity financing that occurs prior to the due date. Such conversion will occur on substantially the same terms as afforded the new investors at a conversion price equal to 85% of the price paid by the new investors. Qualified equity financing is defined as an aggregate purchase price greater than $500,000, exclusive of all sums convertible under these or any similar notes issued by the Company.

NOTE 6 – EQUITY

There is not a viable market for the Company’s common stock to determine its fair value; therefore, management is required to estimate the fair value to be utilized in the determining stock based compensation costs.  In estimating the fair value, management considers recent sales of its common stock to founders and qualified investors. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Options

The fair value of all options vesting during three months ended March 31, 2017 and 2016 of $14 and $-0-, respectively.  Unrecognized compensation expense of $108 at March 31, 2017 will be expensed in future periods.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company’s Officers and shareholders have advanced funds to the Company for working capital purposes since the Company’s inception in October 2015.  No formal repayment terms or arrangements exist and the Company is not accruing interest on these advances. Advances of $21,794 and $25,796 were outstanding as of March 31, 2017 and December 31, 2016, respectively.

8

NOTE 7 – SUBSEQUENT EVENTS

On June 28, 2017, the Company accelerated the vesting of the previously issued and unvested stock options.

On July 5, 2017, the Company issued an aggregate of 2,262,096 shares of its common stock in settlement of $207,894 of convertible debt and related accrued interest.

On July 5, 2017, the Company issued an aggregate of 962,500 in connection with the exercise of previously issued options.

Effective July 13, 2017 (the “Effective Date”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MassRoots, Inc., MassRoots Compliance Technology, Inc., a wholly-owned subsidiary of MassRoots, Inc. (“Merger Subsidiary”), Odava, Inc. and Scott Kveton, an individual acting solely in his capacity as a stockholder representative (“Stockholder Representative”). Pursuant to the Merger Agreement, the parties agreed to merge Merger Subsidiary with and into the Company, whereby the Company would survive as a wholly-owned subsidiary of MassRoots, Inc. (the “Merger”).

On the Effective Date, the Merger was completed and became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, in the form as required by and executed in accordance with Title 8, Section 251(c) of the Delaware General Corporation Law.

Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock was to be exchanged for a number of shares of MassRoots. Inc’ common stock (or a fraction thereof), based on an exchange ratio of approximately 4.069-for-1, such that one share of MassRoots, Inc.’s common stock was issued for approximately every 4.069 shares of the Company’s common stock. Massroots also has agreed to pay $30,000 to Scott Kveton and $5,000 to Steven Osborn as repayment for outstanding debt.

In aggregate, the Company’s outstanding shares of common stock of 13,224,596 were exchanged for 3,250,000 shares of MassRoots, Inc. common stock.

9